UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2015

VIRTUAL PIGGY, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-53944 (Commission File Number)	35-2327649 (I.R.S. Employer Identification No.)
1221 Hermosa Avenue, Suite 210, Hermosa Beach, California 90254 (Address of principal executive offices, including zip code) (310) 853-1950 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On December 1, 2015, Virtual Piggy, Inc. (the “Company”) issued a $16,000 principal amount unsecured Promissory Note to an accredited investor (the “Investor”) pursuant to a Promissory Note Agreement (the “Note”).  The Investor also received a two-year Warrant to purchase 3,200 shares of Company common stock at an exercise price of $0.90 per share (the “Warrant”).

The Note bears interest at a rate of ten percent (10%) per annum and matures on the six (6) month anniversary of the issuance date, or on such earlier date that (i) the Company completes the closing of a specified joint venture agreement or (ii) the Company completes the sale of at least an additional $1 million of 10% Secured Convertible Promissory Notes (the “Maturity Date”).

The descriptions of the Note and the Warrant as set forth herein do not purport to be complete and are qualified in their entirety by the provisions of the forms of Note and Warrant, copies of which are incorporated herein by reference to Exhibits 10.1 and 10.2, respectively.

ITEM 3.02.  Unregistered Sales of Equity Securities.

The information provided under Item 2.03 regarding the unregistered sale of securities is incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

(d)           Exhibits – The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit

10.1	Form of Promissory Note (1)
10.2	Form of Warrant (2)

*Filed herewith.

(1)Incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q filed November 6, 2015.
(2)Incorporated by reference to Exhibit 10.3 to the Company’s Form 10-Q filed November 6, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: December 7, 2015	By:	/s/ Ernest Cimadamore
Ernest Cimadamore
Secretary

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